                                                                     EXHIBIT 4.7

                        AMENDMENT NO. 4 TO LOAN AGREEMENT

            This Amendment No. 4 to the Amended and Restated Loan Agreement (this "Amendment") dated as of December 4, 2000 is entered into with reference to the Amended and Restated Loan Agreement dated as of July 31, 1996, among Eldorado Resorts LLC, a Nevada limited liability company ("Borrower"), the Banks therein named, and Bank of America National Trust and Savings Association (now, Bank of America, N.A.), as Administrative Agent (as amended, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Borrower and the Administrative Agent, acting with the consent of the Requisite Banks in accordance with Section 11.2 of the Loan Agreement, hereby amend the Loan Agreement as follows:

      1. AMENDMENT TO DEFINITION OF FIXED CHARGE COVERAGE RATIO. Commencing with the fiscal period ending September 30, 2000, the definition of "Fixed Charge Coverage Ratio" contained in Section 1.1 of the Loan Agreement and as used in the Compliance Certificate, is hereby amended to read in full as follows:

                        "FIXED CHARGE RATIO" means, as of the last day of each Fiscal Quarter, the RATIO OF:

            (a) the SUM of (i) EBITDA for the twelve month period ending on that date PLUS (ii) Distributions made in Cash received by Borrower from the Circus and Eldorado Joint Venture during that period; TO

            (b) the SUM of (i) Cash Interest Charges payable by Borrower and its Subsidiaries during that period, PLUS (ii) Scheduled Debt Amortization for twelve month period beginning on that day following the last day of such Fiscal Quarter (prospectively), PLUS (iii) 2% of the net revenues of Borrower for the twelve month period ending on such date, PLUS (iv) Distributions made by Borrower in Cash to its members during the same period in accordance with Section 6.5, PROVIDED that any Distributions made in that fiscal period in excess of 50% of Net Income for that fiscal period shall be disregarded for this purpose; PROVIDED, HOWEVER, THAT FOR PURPOSES OF CALCULATING THE FIXED CHARGE RATIO, "SCHEDULED DEBT AMORTIZATION" SHALL NOT INCLUDE THE PRINCIPAL AMOUNT OF ANY LOAN WHICH IS SCHEDULED TO BE REPAID OR PREPAID UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

2. WAIVER OF LATE COMPLIANCE CERTIFICATE. The Banks hereby waive the late delivery of the Borrower's Compliance Certificate for the Fiscal Quarter ended September 30, 2000, PROVIDED that the same is delivered substantially concurrently with the effectiveness of the Amendment. This is a one time waiver only, and the Banks shall be entitled to timely delivery of all other Compliance Certificates.

3. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of the following:

            (a) Counterparts of this Amendment executed by Borrower and the Administrative Agent, acting on behalf of the Banks;

            (b) Written consents to the execution, delivery and performance hereof from each of the Banks.

4. REPRESENTATION AND WARRANTY. Borrower represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

5. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

            IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                                ELDORADO RESORTS LLC


                                By: /s/ Donald L. Carrano
                                    ------------------------------------------
                                    Donald L. Carrano, Chief Executive Officer

                                BANK OF AMERICA, N.A., as Administrative Agent


                                By: /s/ Janice Hammond
                                    ------------------------------------------
                                    Janice Hammond, Vice President

The undersigned hereby consents to the execution, delivery and performance by Borrower, the Banks and The Administrative Agent of the foregoing Amendment No. 4 to Loan Agreement. The undersigned represents and warrants to the Administrative Agent and the Banks that there is no defense, counterclaim or offset of any type or nature to the Subsidiary Guaranty and the other Loan Documents executed by the undersigned, and that the same remain in full force and effect.

ELDORADO CAPITAL CORPORATION


By: /s/ Donald L. Carrano
    -------------------------

Title: CEO
       ----------------------

                                 CONSENT OF BANK

            This Consent of Bank is delivered with reference to the Amended and Restated Loan Agreement dated as of July 31, 1996, among Eldorado Resorts LLC, the Banks therein named, and used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

            The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 4 to Loan Agreement by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as a draft.

Bank of America, N.A.
- ------------------------------
[Typed/Printed Name of Bank]


By: /s/ Jeff Bailard
    --------------------------

Jeff Bailard, Vice President
- ------------------------------
[Typed/Printed Name and Title]

Dated as of December 12, 2000

                                 CONSENT OF BANK

            This Consent of Bank is delivered with reference to the Amended and Restated Loan Agreement dated as of July 31, 1996, among Eldorado Resorts LLC, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used by not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

            The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 4 to Loan Agreement by the Administrative Agent of behalf of the Banks, substantially in the form presented to the undersigned as a draft.

Bank of Scotland
- --------------------------------
[Typed/Printed Name of Bank]


By: /s/ Elizabeth Wilson
    ----------------------------

Elizabeth Wilson
Director, Branch Operations
- ----------------------------------------
[Typed/Printed Name and Title]

Dated as of December 12, 2000

                                 CONSENT OF BANK

            This Consent of Bank is delivered with reference to the Amended and Restated Loan Agreement dated of July 31, 1996, among Eldorado Resorts LLC, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

            The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 4 to Loan Agreement by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as a draft.

Societe Generale
- ---------------------------------------
[Typed/Printed Name of Bank]


By: /s/ Donald Shubert
    -----------------------------------

Donald Shubert, Managing Director
- ---------------------------------------
[Typed/Printed Name and Title]

Dated as of December 7, 2000

                                 CONSENT OF BANK

            This Consent of Bank is delivered with reference to the Amended and Restated Loan Agreement dated of July 31, 1996, among Eldorado Resorts LLC, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

            The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 4 to Loan Agreement by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as a draft.

U.S. Bank National Association
- -------------------------------------
[Typed/Printed Name of Bank]


By: /s/ Mark Esmoz
    ---------------------------------

Mark Esmoz, Vice President
- -------------------------------------
[Typed/Printed Name and Title]

Dated as of December 5, 2000

                                 CONSENT OF BANK

            This Consent of Bank is delivered with reference to the Amended and Restated Loan Agreement dated of July 31, 1996, among Eldorado Resorts LLC, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

            The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 4 to Loan Agreement by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as a draft.

Wells Fargo National Assocation
- -------------------------------------
[Typed/Printed Name of Bank]


By: /s/ Sue Fuller
    ---------------------------------

Sue Fuller, Vice President
- -------------------------------------
      [Typed/Printed Name and Title]

Dated as of December 12, 2000